Exhibit 1
                                                                      ---------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock of Medical Staffing Network Holdings, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated:  May 21, 2004                    WARBURG PINCUS PRIVATE
                                        EQUITY VIII, L.P.

                                        By: Warburg Pincus & Co.,
                                            General Partner

                                            By: /s/ Scott A. Arenare
                                                ------------------------------
                                                Name:  Scott A. Arenare
                                                Title: Partner


Dated:  May 21, 2004                    WARBURG PINCUS & CO.

                                        By: /s/ Scott A. Arenare
                                            ------------------------------
                                            Name:  Scott A. Arenare
                                            Title: Partner


Dated:  May 21, 2004                    WARBURG PINCUS LLC

                                        By: /s/ Scott A. Arenare
                                            ------------------------------
                                            Name:  Scott A. Arenare
                                            Title: Managing Director